UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 4, 2009

Lihua International, Inc..
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 4, 2009, Lihua International, Inc. (the “Company”) issued a press release announcing that it had entered into an underwriting agreement (the “Underwriting Agreement”) with Broadband Capital Markets, LLC and Rodman & Renshaw, LLC (collectively, the “Underwriters”), related to a public offering of 2,300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $4.00 per share less a 7% underwriting commission. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 300,000 shares of Common Stock from a selling stockholder to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective registration statements on Forms S-1, as amended (Registration Statement Nos. 333-159705 and 333-161726) filed with the Securities and Exchange Commission. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIHUA INTERNATIONAL, INC.

By:	/s/ Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer

Dated: September 4, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 4, 2009.